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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We consent to the reference to our firm under the caption "Experts" and to the use of our report on the balance sheet of Ply Gem Holdings, Inc. dated March 26, 2004, included in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Ply Gem Industries, Inc. for the registration of $225,000,000 of 9% Senior Subordinated Notes due 2012.


                                                           /s/ Ernst & Young LLP


Kansas City, Missouri
June 18, 2004